Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2012 First Quarter Results

Q1 2012 Net Income of $8.5 million, or $0.02 per diluted share
Q1 2012 Net New Orders up 43% vs. Q1 2011

IRVINE, CALIFORNIA, April 30, 2012.  Standard Pacific Corp. (NYSE: SPF) today announced results for the first quarter ended March 31, 2012.

2012 First Quarter Highlights and Comparisons to the 2011 First Quarter:

•	Net income of $8.5 million, or $0.02 per diluted share, vs. net loss of $14.8 million, or $0.04 per diluted share
•	Net new orders of 934, up 43%
•	Backlog of 973 homes, up 55%
•	158 average active selling communities, up 14%
•	Homebuilding revenues up 56%
o	Average selling price of $343 thousand, up 5%
o	642 new home deliveries, up 46%
•	Gross margin from home sales of 20.3%, compared to 20.5%
•	SG&A rate from home sales of 17.1%, a 540 basis point improvement
•	Operating cash outflows of $42.1 million, a $68.1 million improvement from $110.2 million
o	Excluding land purchases and development costs, cash inflows of $23.6 million* vs. $10.4 million*
•	Adjusted Homebuilding EBITDA of $31.8 million*, or 14.2%* of homebuilding revenues, compared to $11.0 million*, or 7.7%* of homebuilding revenues
•	Homebuilding cash balance of $394 million, with $195 million available from revolving credit facility

Scott Stowell, the Company’s Chief Executive Officer and President commented, “After a strong finish to 2011, we are pleased to report that the positive momentum has continued into the first quarter.  We believe our solid first quarter results reflect the execution of our strategy and suggest that there may be some stabilization in the economy and the overall housing market.”  Mr. Stowell added, “We have achieved a profitable first quarter, with net new orders, new home deliveries, home sale revenues and homes in backlog up over the prior year by 43%, 46%, 53% and 55%, respectively.  In addition to these significant year-over-year improvements, I am also particularly pleased with our gross margin from home sales, which was 20.3% for the 2012 first quarter.”

Net income for the first quarter of 2012 was $8.5 million, or $0.02 per diluted share, compared to a net loss of $14.8 million, or $0.04 per diluted share, for the year earlier period.  The 2012 first quarter included $4.1 million of income related to the settlement of a property insurance claim.

Home sale revenues for the 2012 first quarter increased 53% from $143.7 million for the 2011 first quarter to $220.3 million, driven primarily by a 46% increase in new home deliveries (excluding joint ventures) to 642 homes and a 5% increase in the Company’s consolidated average home price to $343 thousand.  The increase in new home deliveries was driven primarily by a 64% increase in the number of homes in backlog at the beginning of the quarter as compared to the prior year period and a 20% increase in speculative homes sold and delivered during the quarter to 259 homes, compared to 216 homes.  The increase in the Company’s consolidated average home price was primarily due to general price increases and a product mix shift to move-up home deliveries.

Gross margin from home sales for the 2012 first quarter decreased slightly to 20.3% compared to 20.5% in the prior year period, driven by a reduction in the overall percentage of new home deliveries from California, which typically have higher gross margins than deliveries from the Company’s other markets, and an increase in previously capitalized interest included in cost of home sales, partially offset by a decrease in sales incentives and general price increases.  Excluding previously capitalized interest costs, gross margin from home sales was 28.7%* for the 2012 first quarter versus 28.1%* for the 2011 first quarter.

The Company’s 2012 first quarter SG&A expenses (including Corporate G&A) were $37.7 million compared to $32.3 million for the prior year period, down 540 basis points as a percentage of home sale revenues to 17.1%, compared to 22.5% for the 2011 first quarter.  The improvement in the Company’s SG&A rate was primarily due to a 53% increase in revenues from home sales and the operating leverage inherent in our business. The Company’s G&A expenses (excluding incentive and stock-based compensation and restructuring charges) were $20.9 million for the 2012 first quarter, compared to $20.0 million for the 2011 first quarter and $21.4 million for the 2011 fourth quarter.  The increase in the Company’s 2012 first quarter G&A expenses (excluding incentive and stock-based compensation and restructuring charges), compared to the 2011 first quarter, was primarily due to an increase in insurance expense, which is a variable expense based on homebuilding revenues.

Net new orders (excluding joint ventures) for the 2012 first quarter increased 43% from the 2011 first quarter to 934 homes on a 14% increase in the number of average active selling communities, from 138 to 158, reflecting the Company’s progress in growing its community count and an increase in the Company’s monthly sales absorption rate for the 2012 first quarter to 2.0 per community, compared to 1.6 per community for the 2011 first quarter and 1.3 per community for the 2011 fourth quarter.  The Company’s cancellation rate for the 2012 first quarter was 13%, compared to 14% for the 2011 first quarter and 19% for the 2011 fourth quarter.  The total number of sales cancellations for the 2012 first quarter was 144, of which 65 cancellations related to homes in the Company’s 2012 first quarter beginning backlog and 79 related to orders generated during the quarter.

The dollar value of homes in backlog (excluding joint ventures) increased 57% to $331.9 million, or 973 homes, compared to $211.8 million, or 627 homes, for the 2011 first quarter, and increased 43% compared to $232.6 million, or 681 homes, for the 2011 fourth quarter.  The increase in year over year backlog value was driven primarily by a 43% increase in net new orders and an increase in the average home price in backlog to $341 thousand, compared to $338 thousand for the prior year period.

The Company used $42.1 million of cash in operating activities for the 2012 first quarter versus $110.2 million in the 2011 first quarter.  Cash flows used in operating activities for the 2012 first quarter included $34.0 million of cash land purchases and $31.8 million of land development costs, compared to $87.1 million and $33.5 million, respectively, for the 2011 first quarter.  Excluding land purchases and development costs, cash inflows from operating activities for the 2012 first quarter were $23.6 million* versus $10.4 million* in the 2011 first quarter.  The year over year increase in cash inflows from operating activities (excluding land purchases and development costs) was primarily due to a 53% increase in home sale revenues, partially offset by a $17 million increase in interest payments.

The Company purchased $34.0 million of land (524 homesites) during the 2012 first quarter.  Approximately 15% of land purchases (based on land value) were located in California and 60% in Texas, with the balance spread throughout the Company’s other operations.  As of March 31, 2012, the Company owned or controlled 26,117 homesites, of which 13,370 owned homesites are actively selling or under development.  The homesites owned that are actively selling or under development represent a 4.9 year supply based on the Company’s deliveries for the trailing twelve months ended March 31, 2012.

Earnings Conference Call

A conference call to discuss the Company’s 2012 first quarter results will be held at 11:00 a.m. Eastern time May 1, 2012.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (888) 277-7104 (domestic) or (913) 312-1483 (international); Passcode: 7604881. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 7604881.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built more than 115,000 homes during its 47-year history.  The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers.  Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada.  For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, average home price, revenue, profitability, cash flow, liquidity, gross margins, overhead expenses and other costs; community count growth; product mix; execution on our strategy; and the future condition of the economy and the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	March 31,	March 31,	Percentage	December 31,	Percentage
	2012	2011	or % Change	2011	or % Change
Operating Data	(Dollars in thousands)

Deliveries	642	439	46%	782	(18%)
Average selling price	$343	$327	5%	$374	(8%)
Home sale revenues	$220,317	$143,699	53%	$292,725	(25%)
Gross margin %	20.0%	20.5%	(0.5%)	20.4%	(0.4%)
Gross margin % from home sales (excluding warranty accrual
adjustments)*	20.3%	20.5%	(0.2%)	19.4%	0.9%
Gross margin % from home sales (excluding warranty accrual
adjustments and interest amortized to cost of home sales)*	28.7%	28.1%	0.6%	27.5%	1.2%
Restructuring charges	$ ―	$561	(100%)	$875	(100%)
Incentive and stock-based compensation expense	$3,905	$3,302	18%	$6,650	(41%)
Selling expenses	$12,866	$8,391	53%	$15,609	(18%)
G&A expenses (excluding incentive and stock-based compensation
expenses and restructuring charges)	$20,921	$20,007	5%	$21,413	(2%)
SG&A expenses	$37,692	$32,261	17%	$44,547	(15%)
SG&A % from home sales	17.1%	22.5%	(5.4%)	15.2%	1.9%

Net new orders	934	652	43%	615	52%
Average active selling communities	158	138	14%	160	(1%)
Monthly sales absorption rate per community	2.0	1.6	25%	1.3	54%
Cancellation rate	13%	14%	(1%)	19%	(6%)
Gross cancellations	144	106	36%	141	2%
Cancellations from current quarter sales	79	47	68%	53	49%
Backlog (homes)	973	627	55%	681	43%
Backlog (dollar value)	$331,884	$211,813	57%	$232,583	43%

Cash flows (uses) from operating activities	$(42,118)	$(110,150)	62%	$(12,036)	(250%)
Cash flows (uses) from investing activities	$(2,346)	$(4,049)	42%	$(3,043)	23%
Cash flows (uses) from financing activities	$6,607	$(18,997)		$(5,748)
Land purchases	$33,986	$87,110	(61%)	$49,759	(32%)
Adjusted Homebuilding EBITDA*	$31,768	$11,018	188%	$42,809	(26%)
Adjusted Homebuilding EBITDA Margin %*	14.2%	7.7%	6.5%	14.6%	(0.4%)
Homebuilding interest incurred	$35,315	$34,854	1%	$35,425	(0%)
Homebuilding interest capitalized to inventories owned	$30,992	$22,710	36%	$30,777	1%
Homebuilding interest capitalized to investments in JVs	$1,793	$1,629	10%	$1,689	6%
Interest amortized to cost of sales (incl. cost of land sales)	$18,575	$10,980	69%	$23,657	(21%)

	As of
	March 31,	December 31,	Percentage
	2012	2011	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$394,368	$438,157	(10%)
Inventories owned	$1,525,930	$1,477,239	3%
Homesites owned and controlled	26,117	26,444	(1%)
Homes under construction	990	940	5%
Completed specs	349	383	(9%)
Deferred tax asset valuation allowance	$507,208	$510,621	(1%)
Homebuilding debt	$1,326,080	$1,324,948	0%
Stockholders' equity	$637,912	$623,754	2%
Stockholders' equity per share (including if-converted
preferred stock)*	$1.86	$1.82	2%
Total debt to book capitalization*	68.3%	68.7%	(0.4%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	59.4%	58.7%	0.7%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2012	2011
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$220,317	$143,699
Land sale revenues	3,385	―
Total revenues	223,702	143,699
Cost of home sales	(175,595)	(114,312)
Cost of land sales	(3,366)	―
Total cost of sales	(178,961)	(114,312)
Gross margin	44,741	29,387
Gross margin %	20.0%	20.5%
Selling, general and administrative expenses	(37,692)	(32,261)
Loss from unconsolidated joint ventures	(1,522)	(257)
Interest expense	(2,530)	(10,515)
Other income (expense)	4,284	292
Homebuilding pretax income (loss)	7,281	(13,354)
Financial Services:
Revenues	3,626	1,060
Expenses	(2,260)	(2,418)
Other income	63	15
Financial services pretax income (loss)	1,429	(1,343)
Income (loss) before income taxes	8,710	(14,697)
Provision for income taxes	(187)	(100)
Net income (loss)	8,523	(14,797)
Less: Net (income) loss allocated to preferred shareholder	(3,674)	6,415
Net income (loss) available to common stockholders	$4,849	$(8,382)

Income (Loss) Per Common Share:
Basic	$0.02	$(0.04)
Diluted	$0.02	$(0.04)

Weighted Average Common Shares Outstanding:
Basic	195,109,252	193,158,727
Diluted	199,873,977	193,158,727

Weighted average additional common shares outstanding
if preferred shares converted to common shares	147,812,786	147,812,786

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2012	2011
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$366,570	$406,785
Restricted cash	27,798	31,372
Trade and other receivables	18,516	11,525
Inventories:
Owned	1,525,930	1,477,239
Not owned	50,160	59,840
Investments in unconsolidated joint ventures	82,163	81,807
Deferred income taxes, net	4,343	5,326
Other assets	34,176	35,693
Total Homebuilding Assets	2,109,656	2,109,587
Financial Services:
Cash and equivalents	6,095	3,737
Restricted cash	1,295	1,295
Mortgage loans held for sale, net	65,398	73,811
Mortgage loans held for investment, net	9,650	10,115
Other assets	2,536	1,838
Total Financial Services Assets	84,974	90,796
Total Assets	$2,194,630	$2,200,383

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$19,744	$17,829
Accrued liabilities	160,081	185,890
Secured project debt and other notes payable	3,065	3,531
Senior notes payable	1,275,660	1,275,093
Senior subordinated notes payable	47,355	46,324
Total Homebuilding Liabilities	1,505,905	1,528,667
Financial Services:
Accounts payable and other liabilities	1,284	1,154
Mortgage credit facilities	49,529	46,808
Total Financial Services Liabilities	50,813	47,962
Total Liabilities	1,556,718	1,576,629
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 450,829 shares issued and outstanding
at March 31, 2012 and December 31, 2011	5	5
Common stock, $0.01 par value; 600,000,000 shares
authorized; 199,423,826 and 198,563,273 shares
issued and outstanding at March 31, 2012 and
and December 31, 2011, respectively	1,994	1,985
Additional paid-in capital	1,243,210	1,239,180
Accumulated deficit	(600,246)	(608,769)
Accumulated other comprehensive loss, net of tax	(7,051)	(8,647)
Total Equity	637,912	623,754
Total Liabilities and Equity	$2,194,630	$2,200,383

INVENTORIES

	March 31,	December 31,
	2012	2011
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$1,044,237	$1,036,829
Homes completed and under construction	376,372	339,849
Model homes	105,321	100,561
Total inventories owned	$1,525,930	$1,477,239

Inventories Owned by Segment:
California	$903,227	$890,300
Southwest	329,357	302,686
Southeast	293,346	284,253
Total inventories owned	$1,525,930	$1,477,239

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2012	2011
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income (loss)	$8,523	$(14,797)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	1,074	1,922
Deposit write-offs	133	―
Other operating activities	2,128	1,285
Changes in cash and equivalents due to:
Trade and other receivables	(6,991)	(1,163)
Mortgage loans held for sale	8,533	10,294
Inventories - owned	(44,201)	(105,146)
Inventories - not owned	(2,627)	(2,810)
Other assets	1,028	3,140
Accounts payable	1,915	(931)
Accrued liabilities	(11,633)	(1,944)
Net cash provided by (used in) operating activities	(42,118)	(110,150)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(2,867)	(3,369)
Other investing activities	521	(680)
Net cash provided by (used in) investing activities	(2,346)	(4,049)

Cash Flows From Financing Activities:
Change in restricted cash	3,574	(4,175)
Principal payments on secured project debt and other notes payable	(466)	(405)
Net proceeds from (payments on) mortgage credit facilities	2,721	(9,649)
Other financing activities	778	(4,768)
Net cash provided by (used in) financing activities	6,607	(18,997)

Net increase (decrease) in cash and equivalents	(37,857)	(133,196)
Cash and equivalents at beginning of period	410,522	731,371
Cash and equivalents at end of period	$372,665	$598,175

Cash and equivalents at end of period	$372,665	$598,175
Homebuilding restricted cash at end of period	27,798	32,413
Financial services restricted cash at end of period	1,295	2,870
Cash and equivalents and restricted cash at end of period	$401,758	$633,458

REGIONAL OPERATING DATA

	Three Months Ended March 31,
	2012	2011	% Change
New homes delivered:
California	225	170	32%
Arizona	46	35	31%
Texas	124	76	63%
Colorado	24	17	41%
Nevada	3	5	(40%)
Florida	126	62	103%
Carolinas	94	74	27%
Consolidated total	642	439	46%
Unconsolidated joint ventures	4	8	(50%)
Total (including joint ventures)	646	447	45%

	Three Months Ended March 31,
	2012	2011	% Change
	(Dollars in thousands)
Average selling prices of homes delivered:
California	$498	$464	7%
Arizona	208	205	1%
Texas	298	294	1%
Colorado	377	311	21%
Nevada	190	192	(1%)
Florida	246	203	21%
Carolinas	226	222	2%
Consolidated	343	327	5%
Unconsolidated joint ventures	460	391	18%
Total (including joint ventures)	$344	$328	5%

	Three Months Ended March 31,
	2012	2011	% Change
Net new orders:
California	327	232	41%
Arizona	83	46	80%
Texas	141	120	18%
Colorado	26	26	―
Nevada	5	1	400%
Florida	186	115	62%
Carolinas	166	112	48%
Consolidated total	934	652	43%
Unconsolidated joint ventures	8	8	―
Total (including joint ventures)	942	660	43%

	Three Months Ended March 31,
	2012	2011	% Change
Average number of selling communities during the period:
California	51	45	13%
Arizona	9	9	―
Texas	19	21	(10%)
Colorado	6	5	20%
Nevada	1	1	―
Florida	37	33	12%
Carolinas	35	24	46%
Consolidated total	158	138	14%
Unconsolidated joint ventures	3	3	―
Total (including joint ventures)	161	141	14%

REGIONAL OPERATING DATA (Continued)

	At March 31,
	2012		2011		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	276	$142,152	181	$97,424	52%	46%
Arizona	94	18,384	47	10,331	100%	78%
Texas	166	53,438	143	43,335	16%	23%
Colorado	35	14,118	39	12,302	(10%)	15%
Nevada	5	953	4	859	25%	11%
Florida	222	57,632	120	24,632	85%	134%
Carolinas	175	45,207	93	22,930	88%	97%
Consolidated total	973	331,884	627	211,813	55%	57%
Unconsolidated joint ventures	7	3,304	5	2,361	40%	40%
Total (including joint ventures)	980	$335,188	632	$214,174	55%	57%

	At March 31,
	2012	2011	% Change
Homesites owned and controlled:
California	9,031	9,577	(6%)
Arizona	1,826	1,926	(5%)
Texas	4,199	3,478	21%
Colorado	666	768	(13%)
Nevada	1,130	1,143	(1%)
Florida	6,276	5,916	6%
Carolinas	2,989	2,697	11%
Total (including joint ventures)	26,117	25,505	2%

Homesites owned	19,935	18,221	9%
Homesites optioned or subject to contract	4,960	5,844	(15%)
Joint venture homesites	1,222	1,440	(15%)
Total (including joint ventures)	26,117	25,505	2%

Homesites owned:
Raw lots	2,749	3,118	(12%)
Homesites under development	5,897	3,896	51%
Finished homesites	5,531	5,901	(6%)
Under construction or completed homes	1,872	1,680	11%
Held for sale	3,886	3,626	7%
Total	19,935	18,221	9%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding warranty accrual adjustments and interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.

Three Months Ended
March 31, 2012		Gross Margin %	March 31, 2011	Gross Margin %	December 31, 2011	Gross Margin %
(Dollars in thousands)

Home sale revenues	$220,317		$143,699		$292,725
Less: Cost of home sales	(175,595)		(114,312)		(232,960)
Gross margin from home sales	44,722	20.3%	29,387	20.5%	59,765	20.4%
Less: Benefit from warranty accrual adjustments	―		―		(2,900)
Gross margin from home sales, excluding warranty
accrual adjustments	44,722	20.3%	29,387	20.5%	56,865	19.4%
Add: Capitalized interest included in cost
of home sales	18,556	8.4%	10,980	7.6%	23,557	8.1%
Gross margin from home sales, excluding warranty
accrual adjustments and interest amortized to
cost of home sales	$63,278	28.7%	$40,367	28.1%	$80,422	27.5%

The table set forth below reconciles the Company’s cash flows used in operations to cash inflows from operations excluding land purchases and development costs.  We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases and development costs.

	Three Months Ended
	March 31, 2012	March 31, 2011	December 31, 2011
	(Dollars in thousands)

Cash flows used in operations	$(42,118)	$(110,150)	$(12,036)
Add: Cash land purchases	33,986	87,055	49,759
Add: Land development costs	31,778	33,456	36,587
Cash inflows from operations (excluding land purchases and development costs)	$23,646	$10,361	$74,310

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	March 31,	December 31,	March 31,
	2012	2011	2011
	(Dollars in thousands)

Total consolidated debt	$1,375,609	$1,371,756	$1,341,907
Less:
Financial services indebtedness	(49,529)	(46,808)	(20,695)
Homebuilding cash	(394,368)	(438,157)	(619,807)
Adjusted net homebuilding debt	931,712	886,791	701,405
Stockholders' equity	637,912	623,754	613,252
Total adjusted book capitalization	$1,569,624	$1,510,545	$1,314,657

Total debt to book capitalization	68.3%	68.7%	68.6%

Adjusted net homebuilding debt to total adjusted book capitalization	59.4%	58.7%	53.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended March 31,
	March 31, 2012	March 31, 2011	December 31, 2011	2012	2011
	(Dollars in thousands)

Net income (loss)	$8,523	$(14,797)	$15,333	$6,903	$(21,450)
Provision (benefit) for income taxes	187	100	(481)	31	(546)
Homebuilding interest amortized to cost of sales and interest expense	21,105	21,495	26,616	94,414	98,453
Homebuilding depreciation and amortization	590	663	631	2,571	2,180
Amortization of stock-based compensation	1,074	1,922	3,145	10,391	11,806
EBITDA	31,479	9,383	45,244	114,310	90,443
Add:
Cash distributions of income from unconsolidated joint ventures	―	20	―	―	20
Impairment charges and deposit write-offs	133	―	416	15,467	1,918
Loss on early extinguishment of debt	―	―	―	―	30,028
Less:
Income (loss) from unconsolidated joint ventures	(1,522)	(257)	1,298	(1,058)	1,343
Income (loss) from financial services subsidiary	1,366	(1,358)	1,553	4,230	351
Adjusted Homebuilding EBITDA	$31,768	$11,018	$42,809	$126,605	$120,715

Homebuilding revenues	$223,702	$143,699	$293,156	$962,996	$880,748

Adjusted Homebuilding EBITDA Margin %	14.2%	7.7%	14.6%	13.1%	13.7%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended March 31,
	March 31, 2012	March 31, 2011	December 31, 2011	2012	2011
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(42,118)	$(110,150)	$(12,036)	$(254,581)	$(224,678)
Add:
Provision (benefit) for income taxes	187	100	(481)	31	(546)
Homebuilding interest amortized to cost of sales and interest expense	21,105	21,495	26,616	94,414	98,453
Less:
Income (loss) from financial services subsidiary	1,366	(1,358)	1,553	4,230	351
Depreciation and amortization from financial services subsidiary	16	343	18	284	1,120
(Gain) loss on disposal of property and equipment	―	2	(5)	177	1
Net changes in operating assets and liabilities:
Trade and other receivables	6,991	1,163	(6,951)	11,186	(13,458)
Mortgage loans held for sale	(8,533)	(10,294)	23,924	45,422	(13,915)
Inventories-owned	44,201	105,146	20,670	221,502	213,026
Inventories-not owned	2,627	2,810	2,068	19,544	19,609
Other assets	(1,028)	(3,140)	(6,525)	(4,100)	(6,224)
Accounts payable and accrued liabilities	9,718	2,875	(2,910)	(2,122)	49,920
Adjusted Homebuilding EBITDA	$31,768	$11,018	$42,809	$126,605	$120,715

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates pro forma stockholders’ equity per common share.  The pro forma common shares outstanding include the if-converted Series B Preferred Stock, and excludes 3.9 million shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes.  The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect of the issuance of preferred shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement.

	March 31,	December 31,
	2012	2011

Actual common shares outstanding	199,423,826	198,563,273
Add: Conversion of preferred shares to common shares	147,812,786	147,812,786
Less: Common shares outstanding under share lending facility	(3,919,904)	(3,919,904)
Pro forma common shares outstanding	343,316,708	342,456,155

Stockholders' equity (Dollars in thousands)	$637,912	$623,754
Divided by pro forma common shares outstanding	÷ 343,316,708	÷ 342,456,155
Pro forma stockholders' equity per common share	$1.86	$1.82